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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 31, 1998


                               BUSH INDUSTRIES, INC.
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            (Exact name of registrant as specified in its charter)


         Delaware                    1-8884                    16-0837346
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       (State or other           (Commission File           (I.R.S. Employer
        jurisdiction                 Number)                  Identification
      of incorporation)                                             No.)


                                One Mason Drive
                                 P.O. Box 460
                        Jamestown, New York 14702-0460
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                   (Address of principal executive offices)


      Registrants's telephone number, including area code: (716) 665-2000


                                      N/A
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         (Former name or former address, if changed since last report)
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Item 5.   Other Events.

     Bush Industries, Inc. (the "Registrant"), entered into an amendment (the "Second Amendment"), dated as of December 31, 1998, to that certain Credit and Guarantee Agreement dated as of June 26, 1997 (the "Credit Agreement"), with The Chase Manhattan Bank, as administrative agent and as a lender, Mellon Bank, N.A., as a co-agent and as a lender, and certain other banks. Pursuant to the terms of the Second Amendment, the Credit Agreement was modified to increase the allowable consolidated leverage ratio and to lower the allowable consolidated cash flow coverage ratio. In addition, the pricing grid was modified primarily to reflect the newly permitted consolidated leverage ratio.

Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits.

               10.1 Second Amendment, dated December 31, 1998, to the Credit and
                    Guarantee Agreement dated as of June 26, 1997.

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                                  SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      BUSH INDUSTRIES, INC.


Date: March 9, 1999                   By: /s/  Robert L. Ayres
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                                         Robert L. Ayres
                                         Executive Vice President,
                                         Chief Operating Officer and
                                         Chief Financial Officer

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